Exhibit 23:  Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-170507) of ServisFirst Bancshares, Inc. of our reports dated March 8, 2011, with respect to the consolidated financial statements of ServisFirst Bancshares, Inc. and the effectiveness of internal control over financial reporting of ServisFirst Bancshares, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

Birmingham, Alabama
March 8, 2011